EXHIBIT 23.1


DAVIDSON & COMPANY_______ CHARTERED ACCOUNTANTS____________

A PARTNERSHIP OF INCORPORATED PROFESSIONALS







                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Crystallex International Corporation (the "Corporation") on Form F-3 (the "Registration Statement") of our report dated March 8, 2002, which is contained in the Corporation's Report of Foreign Issuer filed with the U.S. Securities and Exchange Commission pursuant to Section 13 of the Securities Act of 1934, as amended, and is incorporated by reference in the Registration Statement. We also consent to the use of our name under the heading "Experts" in the Registration Statement.




                                                /S/ DAVIDSON & COMPANY
                                                    ----------------------------
Vancouver, Canada
                                                    Chartered Accountants
October 22, 2002








                          A MEMBER OF SC INTERNATIONAL
                          ----------------------------

           1200-609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, B.C., Canada V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172